Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CNL Income Properties, Inc.

We consent to the use of our report related to the combined statement of revenue and certain expenses of the Intrawest Portfolio Commercial Properties, dated December 16, 2004, included in this Post-Effective Amendment Number Eight to the Registration Statement on Form S-11 and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ KPMG LLP

Denver, Colorado

October 11, 2007